Exhibit 10.6

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of July 31, 2018 (this “Agreement”), by and among Victory Oilfield Tech, Inc., a Nevada corporation (the “Borrower”), Pro-Tech Hardbanding Services, Inc., an Oklahoma corporation (the “Guarantor”), Kodak Brothers Real Estate Cash Flow Fund, LLC, a Texas limited liability company (“Kodak”), Stewart Matheson, an individual (“Matheson”) and Visionary Private Equity Group I, LP, a Missouri limited partnership (“VPEG I” and together with Kodak and Matheson, the “Lenders” and each individually, a “Lender”).

RECITALS

A. Reference is made to (1) that certain Loan Agreement, dated on or about the date hereof, between Kodak and the Borrower and the related secured convertible promissory note, dated on or about the date hereof, by the Borrower in favor of Kodak in the principal amount of up to $375,000, and that certain guaranty and security agreement by Guarantor in favor of Kodak, and all related transaction documents and agreements (the “Kodak Loan Documents”), (2) that certain Stock Purchase Agreement, dated on or about the date hereof, among the Borrower, the Guarantor and Matheson and that certain Pledge and Security Agreement, dated on or about the date hereof, among the Borrower, the Guarantor and Matheson, and all related transaction documents and agreements (the “Matheson Loan Documents”), and (3) that certain Loan Agreement, dated as of April 10, 2018, between VPEG I and the Borrower pursuant to which VPEG I may loan to the Borrower up to $2 million and the related secured convertible promissory note by the Borrower in favor of VPEG I, dated July 27, 2018, in the current principal amount of $731,500 as such amount may increase in accordance with such loan agreement (the “VPEG Loan Documents” and together with the Kodak Loan Documents and the Matheson Loan Documents, the “Loan Documents”).

B. On or about the date hereof, Borrower is entering into a Stock Purchase Agreement with Guarantor and Matheson, the sole shareholder of Guarantor, whereby Borrower is purchasing the issued and outstanding shares of Guarantor (such transaction is referred to herein as the “Pro-Tech Acquisition”).

C. Pursuant to the VPEG Loan Documents and the Kodak Loan Documents, the Borrower has granted to each of VPEG I and Kodak a security interest in and lien on all of Borrower’s assets and other property, as more fully described therein (the “First Priority Assets”). As used herein, the term “First Priority Assets” shall not include any Second Priority Assets (as defined below).

D. Pursuant to the Matheson Loan Documents and in connection with the Pro-Tech Acquisition, the Borrower granted to Matheson a security interest in and lien on (a) the stock of Guarantor that is being acquired by Borrower from Matheson in the Pro-Tech Acquisition (the “Pro-Tech Stock”), which Pro-Tech Stock is the subject of a first priority security interest granted by the Borrower in favor of Matheson pursuant to the terms of the Matheson Loan Documents and (b) the assets of Guarantor (the “Pro-Tech Assets” and, together with the Pro-Tech Stock, the “Second Priority Assets”), which Pro-Tech Assets are the subject of a first priority security interest granted by Guarantor in favor of Matheson pursuant to the terms of the Matheson Loan Documents. The First Priority Assets and the Second Priority Assets are collectively referred to in this Agreement as the “Collateral.”

E. Pursuant to the Kodak Loan Documents, the Borrower has granted to Kodak a security interest and lien on the Pro-Tech Stock that became effective upon the closing of the Pro-Tech Acquisition and pursuant to the guaranty and security agreement included in the Kodak Loan Documents, Guarantor is guaranteeing Borrower’s obligations under the loan agreement and related secured convertible promissory note included within the Kodak Loan Documents and granting to Kodak a security interest in and lien on the Pro-Tech Assets.

F.  In order to induce Kodak to make the loans pursuant to the Kodak Loan Documents, VPEG I has agreed that notwithstanding its automatic security interest in all assets of the Borrower, including after-acquired assets, it is relinquishing any claim it may have to a security interest in the Second Priority Assets and agreeing pursuant to this Agreement that Kodak’s security interest in the First Priority Assets is pari passu with VPEG I’s security interest in the First Priority Assets.

G. The parties hereto desire to enter into this Agreement with respect to the exercise of certain rights, remedies and options by the Lenders under the aforementioned documents.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms.

(a) Capitalized terms that are used herein but not otherwise defined herein have the meanings given to such terms in the applicable Loan Documents.

(b) The following terms have the meanings indicated below:

“Administrative Agent” means an agent appointed by the Required Lenders.

“Enforcement Action” means, with respect to any Lender, commencement of any action, whether judicial or otherwise, for the enforcement of such Lender’s rights or remedies (i) in respect of Borrower’s or Guarantor’s obligations in favor of such Lender under the applicable Loan Documents, or (ii) as a secured creditor with respect to the Collateral, including (a) commencement of any receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral, or any other exercise of rights or remedies with respect to the Collateral under the Loan Documents, including the delivery of notice of an Event of Default, (b) notifying any third-party liable in respect of the Collateral to make payment directly to such Lender or to any of its agents or other persons acting on its behalf, or (c) following the commencement of an Insolvency Event against Borrower or Guarantor, exercising any rights afforded to secured creditors in a case under any bankruptcy or other insolvency law with respect thereto or taking any other action under any bankruptcy or insolvency law that directly relates to or directly affects any Collateral.

“FP Lender” means each of VPEG I and Kodak and “FP Lenders” means VPEG I and Kodak, collectively.

“Insolvency Event” means:

(a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or the Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or the Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(b) the Borrower or the Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (a) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c) Borrower or Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

“Required Lenders” means with respect to the First Priority Assets, both VPEG I and Kodak and with respect to the Second Priority Assets, Matheson alone.

Section 2. Lien on First Priority Assets is Pari Passu. Notwithstanding (i) any contrary provision of any Loan Document, or (ii) any priority in time of creation, attachment or perfection of a security interest in, pledge of, or mortgage, lien or other encumbrance on, the First Priority Assets under the Loan Documents, or (iii) any provision of, or filing or recording under, any applicable statute, rule or regulation, or (iv) any other reason whatsoever, but subject to the terms and conditions set forth in this Agreement, the security interest in and lien of each of the FP Lenders in the First Priority Assets granted pursuant to the applicable Loan Documents shall each, in all respects, rank equally and shall be pari passu with the lien of each other FP Lender in the First Priority Assets granted pursuant to the Loan Documents in all respects. For the avoidance of doubt, Matheson acknowledges and agrees that Matheson has no security interest or lien upon the First Priority Assets.

Section 3. Subordination of Kodak’s Lien in Second Priority Assets. Kodak hereby subordinates the security interest in and lien upon the Second Priority Assets granted to Kodak pursuant to the Kodak Loan Documents to the lien granted by the Borrower and the Guarantor to Matheson pursuant to the Matheson Loan Documents. Notwithstanding the date, manner or order of perfection of the security interests and liens granted to Matheson or Kodak, and notwithstanding any provisions of the Uniform Commercial Code of any state or any applicable law or decision or any provisions of the Kodak Loan Documents, and irrespective of whether Matheson or Kodak holds possession of all or any part of the Second Priority Assets, Matheson and Kodak hereby agree that, as between them, Matheson shall have a first and prior security interest in or lien upon all of the Second Priority Assets, whether now owned or hereafter arising or acquired. Kodak hereby agrees that it will not contest the validity, perfection, priority or enforceability of Matheson’s liens and security interests in the Second Priority Assets. All proceeds of the Second Priority Assets shall be first paid to Matheson for application to the indebtedness and other obligations arising under the Matheson Loan Documents (the “Matheson Debt”) until the Matheson Debt has been paid in full in cash. Any payments or Second Priority Assets received by Kodak shall be subject to the provisions of Section 3 of this Agreement.

Section 4. Elimination of VPEG I Security Interest in the Second Priority Assets. Notwithstanding anything to the contrary contained in the VPEG Loan Documents, VPEG I hereby agrees that it relinquishes any and all rights that it may have to any security interest or lien upon the Second Priority Assets and that this Section 4 constitutes an amendment to the VPEG Loan Documents to the extent necessary to relinquish VPEG I’s rights under the VPEG Loan Documents to any security interest whatsoever in the Second Priority Assets.

Section 5. Limitations on Individual Remedies.

(a) No Lender shall take any Enforcement Action (1) without the consent of the Administrative Agent or Required Lenders, or (2) except to the extent that the Administrative Agent or Required Lenders shall have consented thereto with respect to any other Lender. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Administrative Agent shall, to the fullest extent permitted by applicable law, control any and all aspects of each foreclosure proceeding or other similar sale, liquidation or other disposal of the Collateral.

(b) Nothing contained in this Agreement shall prevent any Lender from exercising rights which might otherwise be available to it to (i) dispute with, or commence a declaratory judgment action (whether as an arbitration proceeding or otherwise) against, the Borrower or Guarantor with respect to the interpretation of any Loan Document or any calculation thereunder, (ii) take any action to preserve or protect the validity, enforceability, attachment or perfection of its lien in the Collateral, or (iii) take any action to sue for damages, seek equitable remedies or assert defenses in connection with the enforcement of such Lender’s rights and the Borrower’s or the Gurantor’s obligations under the Loan Documents, so long as in the case of any of the foregoing items (i) through (iii), such action would not impair the value of the Collateral or breach any obligation of such Lender under this Agreement.

Section 6. Insolvency. Upon the occurrence of any Insolvency Event:

(a) each Lender agrees to cause the obligations of the Borrower owing to it to become due and payable and, at least 30 days before the time required by applicable law or rule, to file proof of claim therefor, in default of which the Administrative Agent is hereby irrevocably authorized so to declare and file in order to effectuate the provisions hereof; and

(b) the Administrative Agent shall, to the fullest extent allowed by applicable law, have the right, and is hereby authorized, to vote the interest of each Lender with respect to the obligations of the Borrower and Guarantor, including the right to make all acceptances, rejections, consents or approvals on its behalf (including the right to accept, approve or disapprove of any plan of reorganization) in connection with any insolvency or other proceeding relating to any Insolvency Event, and to execute and deliver for and on behalf of each Lender any agreement, instrument or other document in connection therewith, and if for any reason this Section 6(b) shall not be enforceable, each Lender agrees to vote and give or make such acceptances, rejections, consents or approvals in the manner directed by the Administrative Agent.

Section 7. Sharing and Application of Payments. Each of the Lenders shall reallocate any payments or Collateral received by them following any default under the Loan Documents in a manner consistent with the priorities provided for in this Agreement and if, after a default under the Loan Documents, any Lender receives any cash or other Collateral in a disproportionate amount, such Lender shall take such action as may be necessary to reallocate such cash or other Collateral in order to give effect to the intent of this Agreement.

Section 8. No Challenge. Each Lender agrees that it will not make any legal, equitable or other challenge to the non-avoidability or perfection of any lien granted to any other Lender, nor will any lender commence or maintain any action or proceeding in that regard.

Section 9. Further Assurances. Each of the parties hereto agrees to execute and deliver such further instruments and agreements and to take such further action as any other party hereto may at any time or times reasonably request in order to carry out the provisions and intent of this Intercreditor Agreement. The provisions of this Agreement are solely for the benefit of the Administrative Agent and the Lenders, and no other person (including, without limitation, the Borrower) shall be a third party beneficiary hereof or shall have, or shall be deemed to have, any right hereunder.

Section 10. Notices. All notices, requests, demands or other communications hereunder shall be given in all respects in accordance with the Loan Documents.

Section 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, provided, however, that no party hereto shall assign or transfer any of its rights or obligations under this Agreement to any Person unless such Person agrees in writing to be bound by this Agreement.

Section 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

Section 13. Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14. Headings. Section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 15. Amendments. No provision of this Agreement may be waived, amended or otherwise modified except in writing signed by each of the Lenders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 16. Governing Law. THIS INTERCREDITOR AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

VICTORY OILFIELD TECH, INC.

By:	/s/ Kenneth Hill
Name: Kenneth Hill
Title: CEO

GUARANTOR:

PRO-TECH HARDBANDING SERVICES, INC.

By:	/s/ Kenneth Hill
Name: Kenneth Hill
Title: President

LENDERS:

/s/ Stewart Matheson
STEWART MATHESON

VISIONARY PRIVATE EQUITY GROUP I LP
By: Visionary PE GP I, LLC, its General Partner

By:	/s/ Ronald Zamber
Name: Ronald Zamber
Title: Senior Managing Director

KODAK BROTHERS REAL ESTATE CASH FLOW FUND, LLC
By: Kodak Brothers Capital Management, LLC, its manager

By:	/s/ Scott C. Kodak
Name: Scott C. Kodak
Title: Manager